Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2013 Third Quarter Results
Results consistent with guidance
Company progressing on path towards sustainable profitability through continued, disciplined execution
__________________________________

NEW YORK, NY - October 31, 2013 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the third quarter ended September 30, 2013.

2013 Third Quarter Summary

•
Revenue of $163.6 million, down 12.9 percent from the third quarter of 2012, or 10.0 percent in constant currency. Sequentially, from the second quarter of 2013 to the third quarter of 2013, revenue was down 4.5 percent or 3.2 percent in constant currency, as compared with a decline of 8.3 percent for the same period in 2012.

•
Gross margin of $55.8 million, a decrease of 17.5 percent from the third quarter of 2012, or 15.4 percent in constant currency. Sequentially, gross margin decreased 7.8 percent or 6.7 percent in constant currency, as compared with a decrease of 12.2 percent for the same period in 2012.

•	Adjusted EBITDA* loss of $2.9 million, as compared with positive $1.5 million in the same period last year. Sequentially, adjusted EBITDA decreased 14.7 percent or 25.7 percent in constant currency.

•	Restructuring charges of $0.7 million in the third quarter of 2013, compared with $1.5 million in the third quarter of 2012 and $1.2 million in the second quarter of 2013.

•
Net loss of $5.0 million, or $0.15 per basic and diluted share, as compared with net loss of $2.2 million, or $0.07 per basic and diluted share in the same period last year. Sequentially, net loss decreased 13.1 percent.

* Adjusted EBITDA is defined in the segment tables at the end of this release.

“Our third quarter results were consistent with our expectations and reflect the continuing progress we are making to put the business on a path towards sustainable profitability and top-line growth,” said Manuel Marquez, chairman and chief executive officer at Hudson. “Our recently reinforced leadership is already getting traction, working with their teams to sharpen execution throughout our organization. Despite the anticipated difficult conditions in several major markets, particularly Australia, we believe the business is trending positively overall, and we are gaining momentum as we continue to reduce our cost base while investing selectively to drive top-line growth.”

Stephen Nolan, chief financial officer at Hudson stated, “We are working hard to institutionalize our commitment to improving efficiencies, sustaining operating leverage, and focusing investments in our key markets to support revenue growth. Also, importantly, we generated strong cash flow in the quarter, adding to our solid liquidity position.”

Regional Highlights

Americas

Americas' gross margin decreased 5 percent in the third quarter as compared with the same period in 2012. Sequentially, gross margin decreased 2 percent, as compared with a decrease of 22 percent for the same period in 2012. The quarterly decline versus the third quarter of 2012 was driven primarily by an 18 percent reduction in IT gross margin, while Legal eDiscovery declined by 4 percent. RPO gross margin increased 9 percent compared with the third quarter of 2012. Actions to reduce costs delivered SG&A* and headcount reductions of 12 percent and 17 percent, respectively, from the same period a year ago, offsetting all of the gross margin decline from the same quarter a year earlier. Adjusted EBITDA was $1.3 million for the third quarter, or 3.7 percent of revenue, compared with $0.8 million, or 1.9 percent of revenue for the same quarter a year ago and $1.5 million in the second quarter of 2013.

Asia Pacific

Weak economic conditions and reduced hiring in Australia contributed to a gross margin decline of 23 percent in constant currency in Asia Pacific from the prior year period. Sequentially, gross margin decreased 8 percent in constant currency compared with a sequential decline of 9 percent in the same period of 2012. While conditions are difficult for Hudson and competitors alike, Hudson had some areas of growth. For example, recruitment gross margin in Australia/New Zealand in contracting and permanent placement increased 2 percent sequentially, while China gross margin increased 14 percent sequentially. Actions to reduce costs resulted in SG&A* and headcount declines of 6 percent and 13 percent, respectively, as compared with the same period last year, offsetting 23 percent of the constant currency gross margin decline. The region delivered an adjusted EBITDA loss of $0.5 million, or 0.8 percent of revenue, down from positive adjusted EBITDA of $4.7 million, or 6.4 percent of revenue in the third quarter of 2012 and $0.7 million in the second quarter of this year.

Europe

Europe's gross margin declined 12 percent in constant currency compared with the third quarter of 2012. Sequentially, gross margin declined 7 percent in constant currency compared with a 13 percent sequential decline a year ago. Against prior year, gross margin declines were driven primarily by softness in temporary contracting in the U.K. and talent management in continental Europe. Sequentially, gross margin in the U.K. increased slightly, as did temporary contracting in continental Europe, with talent management driving the overall sequential decline. Actions to address costs across Europe resulted in SG&A* and headcount reductions of 11 percent and 12 percent, respectively, from the same period a year ago, offsetting 96 percent of the constant currency gross margin decline. Adjusted EBITDA of $0.4 million, or 0.6 percent of revenue, was down from $0.6 million or 0.9 percent of revenue for the quarter a year ago, and up from $0.1 million in the second quarter of 2013.

* SG&A does not include non-operating expenses and rent redundancy. Refer to the Segment Analysis later in this document for reconciliation.

Liquidity and Capital Resources

The company ended the third quarter of 2013 with $72.1 million in liquidity, composed of $33.2 million in cash and $38.8 million in availability under its credit facilities. This compares with $34.9 million in cash and $49.9 million in availability under its credit facilities at the end of the third quarter of 2012. The company generated $5.6 million in cash flow from operations during the quarter and had no outstanding borrowings at the end of the third quarter.

Business Outlook

Given current economic conditions, the company expects fourth quarter 2013 revenue of between $155 million to $165 million and adjusted EBITDA of between negative $1 million and negative $3 million at prevailing exchange rates. In the fourth quarter of 2012, revenue was $184.3 million and adjusted EBITDA was $3.2 million.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, contracting solutions, recruitment process outsourcing, talent management and eDiscovery. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating in 20 countries through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect accounts receivable; the negative cash flows and operating losses that the company has experienced in recent periods and may experience from time to time in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; the company’s ability to achieve anticipated cost savings through its cost reduction initiatives; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue	$163,587	$187,873	$500,624	$593,301
Direct costs	107,791	120,207	327,648	375,359
Gross margin	55,796	67,666	172,976	217,942
Operating expenses:
Selling, general and administrative expenses	58,679	66,074	183,291	214,070
Depreciation and amortization	1,529	1,672	4,833	4,788
Business reorganization expenses	728	1,520	3,959	7,551
Total operating expenses	60,936	69,266	192,083	226,409
Operating income (loss)	(5,140)	(1,600)	(19,107)	(8,467)
Non-operating income (expense):
Interest income (expense), net	(158)	(161)	(458)	(510)
Other income (expense), net	296	591	472	215
Income (loss) before provision for income taxes	(5,002)	(1,170)	(19,093)	(8,762)
Provision for (benefit from) income taxes	45	995	6	(3,770)
Net income (loss)	$(5,047)	$(2,165)	$(19,099)	$(4,992)
Earnings (loss) per share:
Basic	$(0.15)	$(0.07)	$(0.59)	$(0.16)
Diluted	$(0.15)	$(0.07)	$(0.59)	$(0.16)
Weighted-average shares outstanding:
Basic	32,600	32,156	32,468	32,024
Diluted	32,600	32,156	32,468	32,024

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$33,237	$38,653
Accounts receivable, less allowance for doubtful accounts of $1,180 and $1,167, respectively	98,317	107,216
Prepaid and other	10,676	11,543
Total current assets	142,230	157,412
Property and equipment, net	16,389	20,050
Deferred tax assets, non-current	10,495	9,816
Other assets	5,791	6,190
Total assets	$174,905	$193,468
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,745	$9,292
Accrued expenses and other current liabilities	62,653	55,960
Accrued business reorganization expenses	2,920	1,916
Total current liabilities	72,318	67,168
Other non-current liabilities	6,228	7,853
Deferred rent and tenant improvement contributions	6,556	8,061
Income tax payable, non-current	3,956	3,845
Total liabilities	89,058	86,927
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 33,566 and 33,100 shares, respectively	33	33
Additional paid-in capital	475,325	473,372
Accumulated deficit	(406,126)	(387,027)
Accumulated other comprehensive income	17,468	20,536
Treasury stock, 208 and 79 shares, respectively, at cost	(853)	(373)
Total stockholders’ equity	85,847	106,541
Total liabilities and stockholders' equity	$174,905	$193,468

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$34,842	$58,274	$70,471	$—	$163,587
Gross margin, from external customers	$9,073	$21,348	$25,375	$—	$55,796
Adjusted EBITDA (loss) (1)	$1,295	$(460)	$440	$(4,158)	$(2,883)
Business reorganization expenses (recovery)	208	—	152	368	728
Non-operating expense (income), including corporate administration charges	433	(335)	913	(1,307)	(296)
EBITDA (loss) (1)	$654	$(125)	$(625)	$(3,219)	$(3,315)
Depreciation and amortization expenses					1,529
Interest expense (income), net					158
Provision for (benefit from) income taxes					45
Net income (loss)					$(5,047)

For The Three Months Ended September 30, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$39,102	$73,437	$75,334	$—	$187,873
Gross margin, from external customers	$9,587	$29,852	$28,227	$—	$67,666
Adjusted EBITDA (loss) (1)	$758	$4,736	$649	$(4,614)	$1,529
Business reorganization expenses (recovery)	282	190	1,048	—	1,520
Office integration expense and (gains) on disposal of business	—	(64)	—	—	(64)
Non-operating expense (income), including corporate administration charges	865	1,222	1,766	(4,444)	(591)
EBITDA (loss) (1)	$(389)	$3,388	$(2,165)	$(171)	$663
Depreciation and amortization expenses					1,672
Interest expense (income), net					161
Provision for (benefit from) income taxes					995
Net income (loss)					$(2,165)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$37,327	$62,869	$71,164	$—	$171,360
Gross margin, from external customers	$9,245	$24,276	$26,983	$—	$60,504
Adjusted EBITDA (loss) (1)	$1,542	$713	$87	$(4,856)	$(2,514)
Business reorganization expenses (recovery)	325	—	556	368	1,249
Office integration expense and (gains) on disposal of business	6	—	—	—	6
Non-operating expense (income), including corporate administration charges	825	490	1,686	(2,908)	93
EBITDA (loss) (1)	$386	$223	$(2,155)	$(2,316)	$(3,862)
Depreciation and amortization expenses					1,656
Interest expense (income), net					155
Provision for (benefit from) income taxes					138
Net income (loss)					$(5,811)

For The Three Months Ended December 31, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$39,458	$63,517	$81,301	$—	$184,276
Gross margin, from external customers	$9,388	$26,361	$31,175	$—	$66,924
Adjusted EBITDA (loss) (1)	$1,379	$2,334	$3,455	$(4,017)	$3,151
Business reorganization expenses (recovery)	(44)	22	213	40	231
Office integration expense and (gains) on disposal of business	(558)	—	—	—	(558)
Non-operating expense (income), including corporate administration charges	593	975	641	(2,249)	(40)
EBITDA (loss) (1)	$1,388	$1,337	$2,601	$(1,808)	$3,518
Depreciation and amortization expenses					1,650
Interest expense (income), net					124
Provision for (benefit from) income taxes					2,086
Net income (loss)					$(343)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE
(in thousands)
(unaudited)

For The Nine Months Ended September 30, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$109,391	$177,344	$213,889	$—	$500,624
Gross margin, from external customers	$26,462	$67,117	$79,397	$—	$172,976
Adjusted EBITDA (loss) (1)	$2,479	$(175)	$415	$(13,028)	$(10,309)
Business reorganization expenses (recovery)	516	102	2,579	762	3,959
Office integration expense and (gains) on disposal of business	6	—	—	—	6
Non-operating expense (income), including corporate administration charges	1,863	495	4,070	(6,900)	(472)
EBITDA (loss) (1)	$94	$(772)	$(6,234)	$(6,890)	$(13,802)
Depreciation and amortization expenses					4,833
Interest expense (income), net					458
Provision for (benefit from) income taxes					6
Net income (loss)					$(19,099)

For The Nine Months Ended September 30, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$129,758	$224,627	$238,916	$—	$593,301
Gross margin, from external customers	$33,776	$91,067	$93,099	$—	$217,942
Adjusted EBITDA (loss) (1)	$3,485	$10,577	$4,505	$(14,254)	$4,313
Business reorganization expenses (recovery)	1,051	1,264	4,917	319	7,551
Office integration expense and (gains) on disposal of business	—	441	—	—	441
Non-operating expense (income), including corporate administration charges	2,556	4,855	5,144	(12,770)	(215)
EBITDA (loss) (1)	$(122)	$4,017	$(5,556)	$(1,803)	$(3,464)
Depreciation and amortization expenses					4,788
Interest expense (income), net					510
Provision for (benefit from) income taxes					(3,770)
Net income (loss)					$(4,992)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands) (unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended September 30,
	2013	2012
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$34,842	$39,102	$(27)	$39,075
Hudson Asia Pacific	58,274	73,437	(6,452)	66,985
Hudson Europe	70,471	75,334	348	75,682
Total	$163,587	$187,873	$(6,131)	$181,742
Gross margin:
Hudson Americas	$9,073	$9,587	$(26)	$9,561
Hudson Asia Pacific	21,348	29,852	(2,157)	27,695
Hudson Europe	25,375	28,227	460	28,687
Total	$55,796	$67,666	$(1,723)	$65,943
SG&A and other non-operating income (expense) (1):
Hudson Americas	$8,210	$9,692	$(15)	$9,677
Hudson Asia Pacific	21,446	26,272	(2,051)	24,221
Hudson Europe	25,876	29,345	625	29,970
Corporate	2,851	174	(1)	173
Total	$58,383	$65,483	$(1,442)	$64,041
Business reorganization expenses:
Hudson Americas	$208	$282	$—	$282
Hudson Asia Pacific	—	190	13	203
Hudson Europe	152	1,048	(10)	1,038
Corporate	368	—	—	—
Total	$728	$1,520	$3	$1,523
Operating income (loss):
Hudson Americas	$843	$221	$(16)	$205
Hudson Asia Pacific	(1,217)	3,746	(205)	3,541
Hudson Europe	(78)	(791)	(86)	(877)
Corporate	(4,688)	(4,776)	—	(4,776)
Total	$(5,140)	$(1,600)	$(307)	$(1,907)
EBITDA (loss):
Hudson Americas	$654	$(389)	$(10)	$(399)
Hudson Asia Pacific	(125)	3,388	(119)	3,269
Hudson Europe	(625)	(2,165)	(153)	(2,318)
Corporate	(3,219)	(171)	(1)	(172)
Total	$(3,315)	$663	$(283)	$380

(1)
SG&A and other non-operating income (expense) is a measure that management uses to evaluate the segments’ expenses, which include the following captions on the Condensed Consolidated Statements of Operations: Selling, general and administrative expenses and other income (expense), net. Corporate management service allocations are included in the segments’ other income (expense).

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY (Continued)
(in thousands)
(unaudited)

	Three Months Ended
	September 30, 2013	June 30, 2013
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$34,842	$37,327	$(3)	$37,324
Hudson Asia Pacific	58,274	62,869	(3,216)	59,653
Hudson Europe	70,471	71,164	821	71,985
Total	$163,587	$171,360	$(2,398)	$168,962
Gross margin:
Hudson Americas	$9,073	$9,245	$(2)	$9,243
Hudson Asia Pacific	21,348	24,276	(1,014)	23,262
Hudson Europe	25,375	26,983	345	27,328
Total	$55,796	$60,504	$(671)	$59,833
SG&A and other non-operating income (expense) (1):
Hudson Americas	$8,210	$8,534	$(7)	$8,527
Hudson Asia Pacific	21,446	24,033	(1,192)	22,841
Hudson Europe	25,876	28,615	334	28,949
Corporate	2,851	1,935	(1)	1,934
Total	$58,383	$63,117	$(866)	$62,251
Business reorganization expenses:
Hudson Americas	$208	$325	$—	$325
Hudson Asia Pacific	—	—	—	—
Hudson Europe	152	556	5	561
Corporate	368	368	—	368
Total	$728	$1,249	$5	$1,254
Operating income (loss):
Hudson Americas	$843	$961	$3	$964
Hudson Asia Pacific	(1,217)	(114)	230	116
Hudson Europe	(78)	(888)	27	(861)
Corporate	(4,688)	(5,383)	(1)	(5,384)
Total	$(5,140)	$(5,424)	$259	$(5,165)
EBITDA (loss):
Hudson Americas	$654	$386	$4	$390
Hudson Asia Pacific	(125)	223	180	403
Hudson Europe	(625)	(2,155)	(4)	(2,159)
Corporate	(3,219)	(2,316)	1	(2,315)
Total	$(3,315)	$(3,862)	$181	$(3,681)

(1)
SG&A and other non-operating income (expense) is a measure that management uses to evaluate the segments’ expenses, which include the following captions on the Condensed Consolidated Statements of Operations: Selling, general and administrative expenses and other income (expense), net. Corporate management service allocations are included in the segments’ other income (expense).